FOR IMMEDIATE RELEASE

Contact(s):	CIC
Frank Dane
Phone: 650-802-7737
Email: fdane@cic.com

FOR IMMEDIATE RELEASE

CIC SIGNS LICENSE AGREEMENT WITH eCOM ASIA PACIFIC AIMED AT ENHANCING REVENUE GROWTH IN CHINA

Redwood Shores, CA, and Perth, Australia, June 3, 2005 - (OTC BB: CICI) Communication Intelligence Corporation (“CIC”), the leading supplier of biometric signature verification and a leading supplier of electronic signature solutions and natural input software, and eCom Asia Pacific Pty Ltd (“eCom”), a developer, integrator and eSignature outsourcer of business applications leveraging eSignature capabilities as well as a distributor of eSignature technology in the Asia Pacific region, announced today that they have signed an additional licensing agreement.

The new agreement appoints eCom as exclusive master reseller for CIC products to end users and resellers with the authority and responsibility to create optimal distribution channels within the People’s Republic of China. This agreement provides for guaranteed minimum quarterly royalties over a two-year period.

“eCom is one of the world’s most experienced eSignature solutions providers and has been a proven reseller and integrator of CIC eSignature products in the Asia Pacific region for over six years. eCom has highly visible deployments including Prudential Plc in Singapore, Malaysia and Hong Kong,” stated Guido DiGregorio, Chairman & CEO of CIC and CIC China. “The partnership with eCom is targeted to achieve our objective of establishing enhanced sales coverage in China leveraging our new SignatureOne™ technology with a trusted and proven partner.”

“CIC’s SignatureOne provides a framework with common processes and procedures for a variety of electronic signature methods including ‘Chops/seals’ and digital certificates,” commented Michael J. Ryan, CEO of eCom. “SignatureOne’s product capabilities provide the breath and depth of eSignature functionality required to meet the diverse needs of the China market and will be critical to our implementation of effective and expanded China-wide distribution.”

The Standing Committee of the National People’s Congress of China passed the Electronic Signature Law (“Law”) on August 28, 2004 granting electronic signatures legal effect. As of April 1, 2005, electronic signatures have become valid in China. The Law grants electronic signatures the same legal effect as handwritten signatures and seals for business transactions.

Having accomplished the formation of the first Sino-US joint venture, followed by thirty five additional Sino-US joint ventures spanning twenty seven years, since 1978, Chairman of Unison International and CIC Director, CB Sung is one of the foremost US pioneers and experts in investing and doing business in China. Regarding the CIC/eCom agreement, Mr. Sung stated, “The Chinese economy continues its rapid growth driven by new legislation such as the recent eSignature law. Clearly, the combination of CIC’s SignatureOne technology, eCom’s proven eSignature expertise and CIC China’s established credibility and reputation provides the foundation for near term and increasing participation in China’s growing eSignature revenue potential.”

About CIC
Communication Intelligence Corporation (“CIC”) is the leading supplier of biometric signature verification and a leading supplier of electronic signature solutions and natural input software focused on emerging, high potential applications including paperless workflow, handheld computers, smartphones and eTransactions, enabling the world with “The Power to Sign Online®”. CIC’s products are designed to increase the ease of use, functionality, and security of electronic devices and eBusiness processes. CIC sells directly to Enterprises, integration/channel partners and OEMs. Industry leaders such as Charles Schwab, Fujitsu, IBM, Oracle, PalmSource, Prudential, Siebel Systems, Siemens Medical Systems, Sony Ericsson, Symbol and TVA have licensed the company’s technology. CIC is headquartered in Redwood Shores, California and has a joint venture, CICC, in Nanjing, China. For more information, please visit our website at http://www.cic.com

About eCom
eCom Asia Pacific Pty Ltd (“eCom”) is “strategically” headquartered in Perth, Western Australia with business and support teams located throughout the Pacific Rim. eCom has significant experience in integrating and developing eSignature solutions and is a valued eSignature outsource partner for resellers, integrators hardware vendors and end users, and has existing major partners in China. For more information please visit www.ecomaus.com

Forward Looking Statement
Certain statements contained in this press release, including without limitation, statements containing the words “believes”, “anticipates”, “hopes”, “intends”, “expects”, and other words of similar import, constitute “forward looking” statements within the meaning of the Private Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors which may cause actual events to differ materially from expectations. Such factors include the following (1) technological, engineering, quality control or other circumstances which could delay the sale or shipment of products containing the Company’s technology; (2) economic, business, market and competitive conditions in the software industry and technological innovations which could affect the Company’s business; (3) the Company’s inability to protect its trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others or prevent others from infringing on the proprietary rights of the Company; and (4) general economic and business conditions and the availability of sufficient financing.

CIC, its logo and the Power to Sign Online are registered trademarks. SignatureOne is a trademark of CIC. All other trademarks and registered trademarks are the property of their respective holders.

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